UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2025
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis,	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On June 3, 2025, Post Holdings, Inc., a Missouri corporation (“Post”), entered into a stock purchase agreement (the “Purchase Agreement”) with 8th Avenue Food & Provisions, Inc., a Missouri corporation and subsidiary of Post that was previously separately capitalized by Post and third parties (“8th Avenue”), and certain of the other shareholders of 8th Avenue, including THL Equity Fund VIII Investors (PB), LLC (“THL (PB)”), THL Equity Fund VIII Investors (PB2), LLC, THL Equity Fund VIII Investors (PB3), L.P., Thomas H. Lee Equity Fund VIII, L.P., Thomas H. Lee Parallel Fund VIII, L.P. and certain members of 8th Avenue’s management (collectively, the “Sellers”).
Pursuant to the Purchase Agreement and the transactions contemplated thereby, Post will acquire the equity interests in 8th Avenue that it does not already own in exchange for a net payment of approximately $880 million (the “Acquisition”), which includes, among other things, the retiring of the outstanding debt of 8th Avenue (including 8th Avenue’s first lien term loan, first lien incremental term loan, second lien term loan and revolving credit facility), the assumption of $111.0 million of finance leases and payment to holders of the 11% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share, of 8th Avenue (the “Series A Preferred Stock”) for their shares of Series A Preferred Stock. No cash consideration will be paid to holders of the Class A common stock, par value $0.01 per share, of 8th Avenue (the “Class A Common Stock”) or the Class C common stock, par value $0.01 per share, of 8th Avenue (the “Class C Common Stock”).
The Sellers described above collectively own, and will transfer to Post at the closing of the Acquisition, approximately 99.8% of the issued and outstanding shares of the Series A Preferred Stock and the Class A Common Stock, as well as all of the Class C Common Stock. The remaining holders of the Series A Preferred Stock and the Class A Common Stock that are not parties to the Purchase Agreement have the opportunity to join the Purchase Agreement and transfer their shares to Post at the closing of the Acquisition. In the event that any of the issued and outstanding shares of Series A Preferred Stock or Class A Common Stock are not acquired by Post in the Acquisition, Post intends, immediately following the closing of the Acquisition, to cause 8th Avenue to merge with a wholly-owned subsidiary of Post. In connection with such merger, the remaining shares of Series A Preferred Stock and Class A Common Stock not acquired by Post in the Acquisition will be surrendered and the holders of such shares will receive the same per share consideration (if any) for their shares as the shareholders who sold their shares of Series A Preferred Stock and Class A Common Stock in the Acquisition received, respectively, under the Purchase Agreement.
The closing is expected to occur on July 1, 2025, unless otherwise agreed upon by Post and the Sellers. The closing of the Acquisition is conditioned only upon the receipt of certain deliverables by the parties at the closing of the Acquisition. Upon completion of the Acquisition, certain agreements entered into by Post and/or 8th Avenue with THL (PB) (or affiliates thereof) will be terminated, including without limitation that certain Transaction Agreement, dated as of August 2, 2018, by and among THL (PB), 8th Avenue and Post (previously filed as Exhibit 2.1 to Post’s first Form 8-K (film no. 18989403) filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2018). The Purchase Agreement contains certain termination provisions, including by either Post or the Sellers if the Acquisition is not completed on or prior to August 1, 2025.
The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.
The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement or their respective businesses. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made solely for the benefit of each other. These representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securityholders and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in Post’s public disclosures. Investors and securityholders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time. Investors should read the Purchase Agreement together with the other information concerning Post or 8th Avenue that Post publicly files in reports and statements with the SEC.
This Item 1.01 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions. There is no assurance that the Acquisition will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the Acquisition include, but are not limited to, the ability and timing to consummate the Acquisition; Post’s ability to promptly and effectively integrate 8th Avenue after the Acquisition has closed and Post’s ability to obtain expected cost savings and synergies of the Acquisition; operating costs and business disruption (including difficulties maintaining relationships with 8th Avenue employees) that may be greater than expected; and other risks and uncertainties described in Post’s filings with the SEC. All information included in this Item 1.01 is presented as of the date indicated and represents Post’s judgment as of the date indicated, and Post does not assume any obligation to correct or update such information in the future.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of June 3, 2025, by and among Post Holdings, Inc., 8th Avenue Food & Provisions, Inc. and the Sellers named therein*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2025	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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